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                                                                    EXHIBIT 99.1

                                     COR
                            COR THERAPEUTICS, INC.
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                            COR THERAPEUTICS, INC.
                    1998 NON-OFFICER EQUITY INCENTIVE PLAN

                           Adopted February 27, 1998
                          (Amended October 22, 1998)
                          (Amended November 20, 1998)
                          (Amended January 29, 1999)
                          (Amended January 28, 2000)

                       Stockholder Approval Not Required
                            Termination Date: None

1.   Purposes.

     (a) The purpose of the Plan is to provide a means by which selected Employees and Consultants may be given an opportunity to benefit from increases in value of the common stock of the Company ("Common Stock") through the granting of (i) Nonstatutory Stock Options, (ii) stock bonuses and (iii) rights to purchase restricted stock.

     (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Consultants, to secure and retain the services of new Employees and Consultants and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

     (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board, be either (i) Nonstatutory Stock Options granted pursuant to Section 6 hereof or (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof. All Options shall be in such form as issued pursuant to Section 6.

2.   Definitions.

     (a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code, or such other parent corporation or subsidiary corporation designated by the Board.

     (b)  "Board" means the Board of Directors of the Company.

     (c)  "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means a committee appointed by the Board in accordance with subsection 3(c) of the Plan.

     (e)  "Company" means COR Therapeutics, Inc., a Delaware corporation.
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     (f)  "Consultant" means any person, including an advisor, engaged by the
Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include a Director.

     (g) "Continuous Service" means that the Participant's service with the Company or an Affiliate is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate, whether as an Employee, Consultant, Director or member of the Board of Directors of an Affiliate, provided that there is no interruption or termination of the Participant's service. Nor shall the Participant's Continuous Service be deemed to have terminated merely because of a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service. For example, a change in status from an Employee of the Company to a member of the Board of Directors of an Affiliate will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

     (h)  "Director" means a member of the Board.

     (i)  "Disability" means total and permanent disability as defined in
Section 22(e) of the Code.

     (j) "Employee" means any person employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (k)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (l) "Fair Market Value" means, as of any date, the value of the Common Stock of the Company determined as follows:

          (1) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market System or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the average of the high and low sales prices for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (2) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     (m) "Nonstatutory Stock Option" means an Option not intended to qualify as an incentive stock option pursuant to Section 422 of the Code and the regulations promulgated thereunder.
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                            COR THERAPEUTICS, INC.
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     (n)  "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (o) "Option" means a Nonstatutory Stock Option granted pursuant to the Plan.

     (p) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (q) "Optionee" means a person to whom an Option is granted pursuant to the Plan.

     (r) "Participant" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

     (s) "Plan" means this COR Therapeutics, Inc. 1998 Non-Officer Equity Incentive Plan.

     (t)  "Share" means a share of Common Stock of the Company.

     (u) "Stock Award" means any right granted under the Plan, including any Option, any stock bonus and any right to purchase restricted stock.

     (v)  "Securities Act" means the Securities Act of 1933, as amended.

     (w) "Stock Award Agreement" means an Option Agreement or other written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3.   Administration.

     (a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Option, a stock bonus, a right to purchase restricted stock or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to a Stock Award and the number of Shares with respect to which a Stock Award shall be granted to each such person.

          (2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any
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                            COR THERAPEUTICS, INC.
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Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (3)  To amend the Plan or a Stock Award as provided in Section 13.

          (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

     (c) The Board may delegate administration of the Plan to a committee or committees ("Committee") of one or more members of the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.   Shares Subject to the Plan.

     (a) Subject to the provisions of Section 12 relating to adjustments upon changes in the Common Stock, the Shares that may be issued pursuant to Stock Awards shall not exceed in the aggregate one million two hundred fifty thousand (1,250,000) Shares. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of restricted stock), the Shares not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

     (b) The Shares subject to the Plan may be unissued Shares or reacquired Shares bought on the market or otherwise.

5.   Eligibility.

Stock Awards may be granted only to Employees or Consultants who are not, at the time of such grants, (i) Directors or (ii) Officers.

6.   Option Provisions.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

     (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date of grant, or such longer or shorter term as may be provided in the Option Agreement.

     (b) Price. The exercise price of each Option shall be as determined by the Board and shall be set forth in the Option Agreement; provided, however, that in no event shall the exercise price be less than one hundred percent (100%) of the Fair Market Value on the date of grant.
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     (c)  Consideration.  The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of (i) cash or check, (ii) promissory note (except that payment of the Share's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment),
(iii) other Shares having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option shall be exercised, including by delivering to the Company an attestation of ownership of owned and unencumbered Shares in a form approved by the Company, (iv) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of the Shares, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, (v) any combination of such methods of payment or (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company. In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at not less than the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement

     (d) Transferability. An Option may be transferred to the extent provided in the Option Agreement; provided, however, that if the Option Agreement does not specifically provide for transferability, the Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order. Notwithstanding the fore-going, the Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

     (e) Vesting. The total number of Shares subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the Shares allotted to that period, and may be exercised with respect to some or all of the Shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of Shares as to which an Option may be exercised.

     (f) Termination of Service Relationship. In the event an Optionee's Continuous Service terminates (other than upon the Optionee's death or Disability), the Optionee may, but only within three (3) months (or such longer or shorter period specified in the Option Agreement) after the date of such termination, exercise his or her Option, which shall in no event be later than the expiration of the term of the Option as set forth in the Option Agreement (the "Post-Termination Exercise Period") and only to the extent that the Optionee was entitled to exercise the Option on the date the Optionee's Continuous Service terminates. The Board may at
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any time extend the Post-Termination Exercise Period and provide for continued
vesting during such extended period. If, as of the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement or as otherwise determined above, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. Notwithstanding the foregoing, the Board shall have the power to permit an Option to vest, in whole or in part, during the Post-Termination Exercise Period.

          An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Service (other than upon the Optionee's death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6 (f), or (ii) the expiration of a period of three
(3) months after the termination of the Optionee's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

     (g) Disability of Optionee. In the event an Optionee's Continuous Service terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months (or such longer or shorter period specified in the Option Agreement) following such termination or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (h) Death of Optionee. In the event of the death of an Optionee during Optionee's Continuous Service, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option as of the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance, but only within the period ending on the earlier of (i) the date eighteen (18) months (or such longer or shorter period specified in the Option Agreement) following the date of death or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (i) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time before the Optionee's Continuous Service terminates to exercise the Option as to any part or all of the Shares subject to the Option prior to the full vesting of the Option. Any unvested Shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.
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                            COR THERAPEUTICS, INC.
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7.   Terms of Stock Bonuses and Purchases of Restricted Stock.

     Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

     (a) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such agreement. Notwithstanding the foregoing, the Board may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

     (b) Transferability. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution so long as stock awarded under such agreement remains subject to the terms of any restrictive covenant (such as a repurchase option or reacquisition option) in favor of the Company.

     (c) Consideration. The purchase price of Shares acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase, (ii) at the discretion of the Board, according to a deferred payment or other arrangement with the Optionee, except that payment of the common stock's "par value" (as defined in the Delaware General Corporation Law) shall not be made by deferred payment, or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion. Notwithstanding the foregoing, the Board to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

     (d) Vesting. Shares sold or awarded under the Plan may, but need not, be subject to a repurchase option or reacquisition option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

     (e) Termination of Continuous Service. In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the Shares held by the Participant which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and the Participant.
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8.   Cancellation and Re-grant of Options.

The Board or the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected holders of Options, (i) the repricing of any outstanding Options under the Plan and/or (ii) the cancellation of any outstanding Options and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock, but having an exercise price per share not less than one hundred percent (100%) of the fair market value.

9.   Covenants of the Company.

     (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of Shares required to satisfy such Stock Awards.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Shares under Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award or any Shares issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Stock Awards unless and until such authority is obtained.

10.  Use of Proceeds from Shares.

     Proceeds from the sale of Shares pursuant to Stock Awards shall constitute general funds of the Company.

11.  Miscellaneous.

     (a) The Board shall have the power to accelerate the time at which all or any part of a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

     (b) No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to a Stock Award unless and until the Participant has satisfied all requirements for the exercise of the Stock Award pursuant to its terms.

     (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue in the employ of the Company or any Affiliate or to continue serving as a Consultant or shall affect the right of the Company or any Affiliate to terminate the employment or consulting relationship with or without notice and with or without cause.

     (d) The Company may require a Participant, as a condition of exercising or acquiring Shares under any Stock Award, (i) to give written assurances satisfactory to the Company as to
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such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks associated with the Stock Award, and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Shares subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the Shares. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the Shares upon the exercise or acquisition of Shares under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Shares.

     (e) To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under a Stock Award by any of the following means or by a combination of such means: (i) tendering a cash payment, (ii) authorizing the Company to withhold Shares from the Shares otherwise issuable to the participant as a result of the exercise or acquisition of Shares under the Stock Award or (iii) delivering to the Company owned and unencumbered Shares, including by delivering to the Company an attestation of ownership of owned and unencumbered Shares in a form approved by the Company.

12.  Adjustments upon Changes in Stock.

     (a) If any change is made in the Shares subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of Shares, exchange of Shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of Shares subject to the Plan pursuant to subsection 4(a), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of Shares and price per Share subject to such outstanding Stock Awards. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

     (b) Notwithstanding anything to the contrary in this Plan, in the event of a Change of Control (as hereinafter defined), then, at the sole discretion of the Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume the rights and obligations of the Company under any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan; (ii) the time during which such Stock Awards become vested or may be exercised shall be accelerated and any outstanding
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unexercised rights under any Stock Awards terminated if not exercised prior to such event; or (iii) such Stock Awards shall continue in full force and effect.

     (c) For purposes of the Plan, a "Change of Control" shall be deemed to have occurred at any of the following times:

          (1) Upon the acquisition (other than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its affiliates, or any employee benefit plan of the Company or its affiliates which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

          (2) At the time individuals who, as of January 1998, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 1998, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

          (3) Immediately prior to the consummation by the Company of a reorganization, merger, consolidation, (in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities) or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company; or

          (4) The occurrence of any other event that the Incumbent Board in its sole discretion determines constitutes a Change of Control.

13.  Amendment of the Plan and Stock Awards.

     (a)  The Board at any time, and from time to time, may amend the Plan.

     (b) The Board, in its sole discretion, may submit the Plan and/or any amendment to the Plan for stockholder approval.

     (c) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.
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     (d)  The Board at any time may amend the terms of any one or more Stock
Awards; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

14.  Termination or Suspension of the Plan.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate when all Shares reserved for issuance under the Plan have been issued and all such issued Shares are no longer subject to a repurchase option or a reacquisition option in favor of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the Participant.

15.  Effective Date of Plan.

     The Plan shall become effective on February 27, 1998.